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                                                                 Exhibit 10.9(b)


                 CHARTER COMMUNICATIONS HOLDING COMPANY, LLC
                     CHARTER COMMUNICATIONS HOLDINGS, LLC
                           12444 Powerscourt Drive
                                  Suite 400
                             St. Louis, MO 63131

                               August 23, 1999

Jerald L. Kent
Charter Communications, Inc.
1244 Powerscourt Drive
Suite 400
St. Louis, MO 63131

Dear Mr. Kent:

         You have been granted an option pursuant to a Nonqualified Membership Interest Option Agreement (the "Agreement") dated as of February 9, 1999 between you and Charter Communications Holdings, LLC. It was intended under the Agreement that you would share in the appreciation of the Charter Communications business through the exercise of an option to purchase membership interests in Charter Communications Holdings, LLC ("Membership Interests"), and that such Membership Interests would be automatically exchanged into shares of common stock of a parent or successor corporation to Charter Communications Holdings, LLC whose shares will be sold pursuant to an Initial Public Offering ("IPO"). (Capitalized terms not defined herein shall have the same meaning as under the Agreement).

         As a result of a reorganization, a parent company, Charter Communications Holding Company, LLC was interposed between Charter Communications Holdings, LLC and Charter Communications, Inc. As a result of this reorganization, all obligations under the Agreement of Charter Communications Holdings, LLC are hereby assumed by Charter Communications Holding Company, LLC. Therefore, all or any portion of the Option under the Agreement will hereafter be exercisable for membership interests in Charter Communications Holding Company, LLC at the same Exercise Price and under the same terms as provided for in the Agreement. From and after the occurrence of an IPO, each membership interest in Charter Communications Holding Company, LLC held as a result of the exercise of all or any portion of the Option will automatically be exchanged into shares of common stock of the Public Company as detailed in Section 9 of the Agreement, subject to any customary securities law or underwriting requirements and restrictions.
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                                   CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

                                   /s/ Curtis S. Shaw
                                   -------------------------------------------
                                   Name: Curtis S. Shaw
                                   Title: Senior Vice President, General
                                          Counsel and Secretary


                                   CHARTER COMMUNICATIONS HOLDINGS, LLC


                                   /s/ Curtis S. Shaw
                                   -------------------------------------------
                                   Name: Curtis S. Shaw
                                   Title: Senior Vice President, General
                                          Counsel and Secretary



ACKNOWLEDGED AND AGREED:


/s/ Jerald L. Kent
-----------------------------------
Jerald L. Kent